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                                                                   Exhibit 10.19
                                                                   -------------

                           EMPLOYMENT AGREEMENT


        AGREEMENT by and among Bank of Boston Corporation, a Massachusetts corporation ("Bank of Boston" or the "Company"), BayBanks, Inc., a Massachusetts corporation (the "BayBanks") and William M. Crozier, Jr. (the "Executive"), dated as of the 12th day of December, 1995.

        The Board of Directors of BayBanks and Bank of Boston (the "Board"), has determined that it is in the best interests of Bank of Boston, the Company and their shareholders to assure that BayBanks will have the continued dedication of the Executive pending the merger of the Company and BayBanks (the "Merger") pursuant to the Agreement and Plan of Merger dated as of December 12, 1995 and to provide the surviving corporation after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Boards of Directors of BayBanks and Bank of Boston have caused BayBanks and Bank of Boston to enter into this Agreement.

        NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

        1. EFFECTIVE DATE. The "Effective Date" shall mean the effective date of the Merger.

        2. EMPLOYMENT PERIOD. The Company agrees to employ Executive, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on December 31, 1998 (the "Employment Period").

        3. TERMS OF EMPLOYMENT. (a) POSITION AND DUTIES. (i) (A) During the Employment Period, the Executive shall serve as Chairman of the Board of Directors of the Company and of BayBank Bank of Boston N.A. or such other entity as shall be the Company's most significant New England bank. Executive will be involved in the formulation of the overall strategy and policies of Bank of Boston and its subsidiaries with special responsibilities for integration of the New England banking operations of BayBanks and Bank of Boston and such other authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position and
(B) unless otherwise agreed between the Company and the Executive, the Executive's services shall be performed at Bank of Boston's headquarters in Boston, Massachusetts.

                        (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C)

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manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

                (b) COMPENSATION. (i) BASE SALARY. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to the rate pay able to the Chief Executive Officer of the Company. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

                        (ii) INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies; PROVIDED, HOWEVER, the Executive shall be paid an annual incentive award (pro rated in the case of the period commencing on the Effective Date and ending on December 31, 1996) at least equal to the greater of (x) 65% of his Annual Base Salary, and (y) 75% of the annual incentive award provided to the Chief Executive Officer of the Company and Executive shall continue to participate in BayBanks's Supplemental Executive Retirement Plan as in effect immediately prior to the Effective Date (the "SERP") during the Employment Period.

                       (iii) WELFARE BENEFIT PLANS. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies. For purposes of determining the Executive's right to participate and level of participation in any retiree health or similar plan of the Company, Executive's service with BayBanks shall be deemed to be service with the Company for all purposes.

                        (iv) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

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                        (v)  FRINGE BENEFITS.  During the Employment Period,
the Executive shall be entitled to fringe benefits, including, without limitation, payment of club dues, and, if applicable, use of an automobile and payment of related expenses, to the extent applicable generally to other peer executives of the Company and its affiliated companies.

                       (vi) OFFICE AND SUPPORT STAFF. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

                      (vii) VACATION. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company and its affiliated companies as in effect generally at any time with respect to other peer executives of the Company and its affiliated companies.

        4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.
For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

                (b) CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                        (i) the continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

                       (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, or

                      (iii) conviction of a felony or guilty or nolo contendere plea by the Executive with respect thereto, or

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                       (iv)  a material breach of the covenants contained in
Section 9.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

                (c) GOOD REASON. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

                        (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position
(including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                       (ii) any material failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                      (iii) the Company's requiring the Executive to be based at any office or location more than 35 miles from that provided in
Section 3(a)(i)(B) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

                       (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                        (v) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

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For purposes of this Section 4(c), any good faith determination of "Good
Reason" made by the Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of the Effective Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

                (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section
11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                (e) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

        5.  OBLIGATIONS OF THE COMPANY UPON TERMINATION.  (a)  GOOD REASON:
OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

                        (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                         A.  the sum of (1) the Executive's Annual Base Salary
through the Date of Termination to the extent not theretofore paid, and (2) to the extent not previously paid, the product of (x) the maximum annual incentive or similar award for which the Executive is eligible immediately prior to the Effective Date, or if greater, any annual bonus paid during the Employment Period (the "Eligible Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365 and (3) any unused sick pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and

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(3) shall be hereinafter referred to as the "Accrued Obligations"); and

                          B. the amount equal to the product of (1) the number
of years (including fractions thereof) from the Date of Termination until December 31, 1998 (the "Continuation Period") and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Eligible Annual Bonus; and

                        (ii) the Executive's benefit under the Company's SERP shall be increased to the benefit that would be payable thereunder if, utilizing actuarial assumptions no less favorable to the Executive than those in effect immediately prior to the Effective Date, the Executive's employment continued for the Continuation Period, assuming for this purpose that (x) all accrued benefits are fully vested, and (y) the Executive's compensation during the Continuation Period is that required by Section 3(b)(i) and his annual bonus in each of the year (or portion thereof) during the Continuation Period is equal to the Eligible Annual Bonus; and

                       (iii) for the Continuation Period after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(b)(iii) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Continuation and to have retired on the last day of such period;

                        (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

                         (v)  the Executive shall be given service credit for
unused sick pay under all of the benefit plans in which the Executive participates for purposes of determining eligibility and the amount of benefits thereunder; in the event such credit can not be given under such plans, the Executive shall be provided with cash equivalent thereof.

                (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued

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Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death with respect to other peer executives of the Company and its affiliated companies and their beneficiaries.

                (c) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families.

                (d) CAUSE: OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid.

        6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

        7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii), such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about

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the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in
Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

        8.  Certain Additional Payments By The Company.
            ------------------------------------------

                (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 8(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the Reduced Amount") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

                (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up
Payment and the assumptions to be utilized in arriving at such determination, shall be made by Coopers & Lybrand LLC or such other certified public accounting firm reasonably acceptable to the Company as may be designated by the Executive (the Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm reasonably acceptable to the Company to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
Section 8, shall be paid by the Company to the Executive within five days of (i) the later of the due date for the payment of any Excise Tax, and (ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the

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calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                        (i) give the Company any information reasonably requested by the Company relating to such claim,

                       (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                      (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                       (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

        9. CONFIDENTIAL INFORMATION. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                (b)  In the event of a breach or threatened breach of this
Section 9, the Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledges that damages would be inadequate and insufficient.

                (c) Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 9.

        10. SUCCESSORS. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.


                (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

        11. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                If to the Executive:          William M. Crozier, Jr.
                -------------------           41 Ridge Hill Farm Road
                                              Wellesley, MA  02181

                If to Bank of Boston:
                --------------------

                100 Federal Street
                Boston, Massachusetts 02110

                Attention: General Counsel


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to
Section 4(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will", and prior to the Effective Date, the Executive's employment may be terminated by either the Executive or the Company at any time, in which case the Executive shall have no further rights under this Agreement. From and after the Effective Date this Agreement shall supersede any other employment, severance or change of control agreement between the parties with respect to the subject matter hereof, including, without limitation, Executive's participation in the Company's Plan Supplementing Statutory Insurance Pay.


        IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                              /s/ William M. Crozier, Jr.
                              ---------------------------------
                              WILLIAM M. CROZIER, JR.



                              BANK OF BOSTON CORPORATION



                              By:  /s/ Peter J. Manning
                                 ------------------------------



                              BAYBANKS



                              By:  /s/ Ilene Beal
                                 ------------------------------
                                   Executive Vice President